EXHIBIT 10.15

GARMIN LTD.
2005 EQUITY INCENTIVE PLAN
as amended and restated on June 9, 2023
RESTRICTED STOCK UNIT AWARD AGREEMENT

(Performance-Based and Time-Based Vesting)

(For Executive Officers)

To: _______________________ ("you" or the "Grantee")

Date of Grant: _______________________

Performance Year: _______________________

Total Shares Subject to RSUs: _______________________(the "Eligible Shares")

Notice of Grant:

You have been granted restricted stock units ("RSUs") relating to the shares, USD $0.10 par value per share, of Garmin Ltd. ("Shares"), subject to the terms and conditions of the Garmin Ltd. 2005 Equity Incentive Plan, as amended and restated on June 9, 2023 (the "Plan") and the Award Agreement between you and Garmin Ltd. (the "Company"), attached as Exhibit A. Accordingly, based on the satisfaction of the applicable performance-based and time-based vesting conditions set forth in this Notice of Grant, Exhibit A and Exhibit B, the Company agrees to pay you Shares as follows:

•
The number of Shares that may be issued under this Agreement is a percentage (ranging from 0% to 100% or higher, as set forth in Exhibit B) of the Eligible Shares. The percentage of the Eligible Shares eligible to be issued, if any (the "Earned Shares"), is based on the satisfaction of one or more of the preestablished performance goals (the "Performance Goals") for the Company’s fiscal year listed above opposite the heading "Performance Year" and the applicable weighting percentage of each such goal. The performance goals and applicable weighting percentages for each goal are set forth and described in Exhibit B to this Agreement.
•
At a meeting of the Company's Compensation Committee following the end of the Performance Year (the "Certification Date"), the Company's Compensation Committee will assess the achieved level of performance and certify the goal(s) achievement.
•
Any Earned Shares will be issued in three equal installments commencing within 30 days of the Certification Date and each anniversary thereof, provided you are employed with the Company on each such date.

In order to fully understand your rights under the Plan (a copy of which is attached) and the Award Agreement (the "Award Agreement"), attached as Exhibit A, you are encouraged to read the Plan and this document carefully. Please refer to the Plan document for the definition of otherwise undefined capitalized terms used in this Agreement.

By accepting these RSUs, you are also agreeing to be bound by Exhibits A and B, including the restrictive covenants in Section 7 of Exhibit A.

GARMIN LTD.

By:

Name: Clifton A. Pemble

Title: President and CEO

Grantee:__________________________

Date:______________________

EXHIBIT A

AGREEMENT:

In consideration of the mutual promises and covenants contained herein and other good and valuable consideration paid by the Grantee to the Company, the Grantee and the Company agree as follows:

Section 1.
Incorporation of Plan

All provisions of this Award Agreement and the rights of the Grantee hereunder are subject in all respects to the provisions of the Plan and the powers of the Board therein provided. Capitalized terms used in this Award Agreement but not defined shall have the meaning set forth in the Plan.

Section 2.
Grant of RSUs
(a)
Calculation of Earned Shares. As of the Date of Grant identified above, the Company grants to you, subject to the terms and conditions set forth herein and in the Plan, the opportunity to receive the product of (i) the Eligible Shares and (ii) the "Aggregate Vesting Percentage" as calculated under Section 3, such product the "Earned Shares". If the application of this Section 2(a) results in a fractional Earned Share, the number of Earned Shares shall be rounded up to the nearest whole Share.
(b)
Vesting and Delivery of Earned Shares. Provided you are employed (and at all times since the Date of Grant have been employed) by the Company on a Full-Time Basis (which, for purposes of this Award Agreement, means regularly scheduled to work 30 hours or more per week) and unless your right to receive the Earned Shares has been forfeited pursuant to Sections 3 or 4 below, then (subject to Section 13 below) you will be paid one-third (1/3) of the Earned Shares within 30 days of the Certification Date (as defined on the Notice of Grant), one-third (1/3) of the Earned Shares on the first anniversary of the Certification Date and one-third of the Earned Shares on the second anniversary of the Certification Date. If any of the first or second anniversaries of the Certification Date is a Saturday or Sunday or any other non-business day, then you will be paid the Earned Shares payable on that date on the next business day. For purposes of this Agreement, except where the Board otherwise determines, a Grantee who, immediately before taking a Company-approved leave of absence, was employed on a Full-Time Basis will be considered employed on a Full-Time Basis during the period of such Company-approved leave.
Section 3.
Calculation of Aggregate Vesting Percentage; Forfeiture of Unearned Shares

The "Aggregate Vesting Percentage" is the total of the individual vesting percentages for each of the achieved Performance Goals for the Performance Year as set forth on Exhibit B. All Eligible Shares, if any, which, due to the Aggregate Vesting Percentage being less than 100% do not become Earned Shares, shall be immediately forfeited as of the Certification Date.

Section 4.
Effect of Termination of Affiliation or Cessation as Full-Time Employee

If you have a Termination of Affiliation or cease to be employed on a Full-Time Basis for any reason, including termination by the Company with or without Cause, voluntary resignation, change in employment status from full-time to part-time, death, or Disability, the effect of such Termination of Affiliation or ceasing to be employed on a Full-Time Basis on all or any portion of the RSUs is as provided below.

(a)
If you have a Termination of Affiliation on account of death or Disability after the Certification Date, any Earned Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall, promptly settle all such Earned Shares by delivery to you (or, after your death, to your personal representative or designated beneficiary) a number of unrestricted Shares equal to the aggregate number of your remaining Earned Shares;
(b)
If you have a Termination of Affiliation on account of death or Disability before the Certification Date, within 30 days following the Certification Date the Company shall settle that number of your Eligible Shares which would have become Earned Shares as of the Certification Date but for your death or Disability;
(c)
If you have a Termination of Affiliation after the Certification Date and during the period ("Change of Control Period") commencing on a Change of Control and ending on the first anniversary of the Change of Control, which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, or initiated by the Grantee for Good Reason, then any Earned Shares that were forfeitable at the time of such Termination of Affiliation shall thereupon become nonforfeitable and the Company shall immediately settle all Earned Shares by delivery to you of a number of unrestricted Shares equal to the aggregate number of your remaining Earned Shares;
(d)
If you have a Termination of Affiliation before the Certification Date and during the Change of Control Period, which Termination of Affiliation is initiated by the Company or a Subsidiary other than for Cause, or initiated by the Grantee for Good Reason, then all of your Eligible Shares that would have become Earned Shares as of the Certification Date but for such Termination of Affiliation shall thereupon become Earned Shares and nonforfeitable and the Company shall within 30 days of the Certification Date settle all such Earned Shares by delivery to you a number of unrestricted Shares equal to the aggregate number of your Earned Shares;
(e)
If you have a Termination of Affiliation for Cause or for any reason other than for (i) death or Disability or (ii) under the circumstances described above in Section 4(c) or (d), then your Eligible Shares (to the extent such Termination of Affiliation occurs before the Certification Date) or your Earned Shares (to the extent such Termination of Affiliation occurs after the Certification Date), to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited and you shall have no further rights under this Award Agreement;

(f)
If you cease to be employed on a Full-Time Basis for any reason other than as provided above in Sections 4(c) or (d), your Eligible Shares (to the extent such Termination of Affiliation occurs before the Certification Date) or your Earned Shares (to the extent such Termination of Affiliation occurs after the Certification Date), to the extent forfeitable immediately before such cessation of employment on a Full-Time Basis, shall thereupon automatically be forfeited and you shall have no further rights under this Award Agreement.
Section 5.
Investment Intent

The Grantee agrees that the Shares acquired pursuant to the vesting of one or more tranches of Earned Shares shall be acquired for his/her own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "1933 Act") or other applicable securities laws. The Company may, but in no event shall be required to, bear any expenses of complying with the 1933 Act, other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Award Agreement or any Shares acquired hereunder. The foregoing restrictions on the transfer of the Shares shall be inoperative if (a) the Company previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the 1933 Act and other applicable securities laws or (b) the Shares shall have been duly registered in compliance with the 1933 Act and other applicable state or federal securities laws. If this Award Agreement, or the Shares subject to this Award Agreement, are so registered under the 1933 Act, the Grantee agrees that he will not make a public offering of the said Shares except on a national securities exchange on which the shares of the Company are then listed.

Section 6.
Nontransferability of RSUs, Eligible Shares and Earned Shares

No rights under this Award Agreement relating to the RSUs or any undelivered Eligible Shares or Earned Shares may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, including, unless specifically approved by the Company, any purported transfer to a current spouse or former spouse in connection with a legal separation or divorce proceeding. All rights with respect to the RSUs or any undelivered Eligible Shares or Earned Shares granted to the Grantee shall be available during his or her lifetime only to the Grantee.

Section 7.
Restrictive Covenants

In consideration of the RSUs granted to the Grantee under this Award Agreement and in and in addition to any restrictive agreements the Grantee may have entered into with the Company, the Grantee accepts and agrees to be bound by the restrictive covenants set forth below in this Section 7, and acknowledges that these restrictive covenants are fair and reasonable in light of the Company’s legitimate business interest in protecting the Company’s and its Subsidiaries’ trade secrets, other commercially sensitive business information, and their customer, employee, and other business relationships. The Grantee hereby agrees to the following restrictive covenants:

(a)
Noncompetition. During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not perform executive, managerial, professional, engineering, technical, business development, supply chain or sales services worldwide as an employee, director, officer, consultant, independent contractor or advisor, or invest in, whether in the form of equity or debt, or otherwise have an ownership interest in any company, entity or person that directly competes with the Company in any of its operating segments. The Grantee expressly acknowledges that the Company and its Subsidiaries have a worldwide business and customer base in each of its operating segments. The Grantee expressly acknowledges and agrees that a worldwide restriction is reasonable under the circumstances and necessary in order to protect the legitimate business interests of the Company and its Subsidiaries. Nothing in this Section 7(a) shall, however, restrict the Grantee from making an investment in and owning up to one-percent (1%) of the common stock of any company whose stock is listed on a national securities exchange or actively traded in an over-the-counter market; provided that such investment does not give the Grantee the right or ability to control or influence the policy decisions of any direct competitor of the Company or a Subsidiary.
(b)
Nonsolicitation of Customers, Suppliers, Business Partners and Vendors. During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not, either directly or indirectly through another business or person, , solicit or assist others in soliciting or attempt to solicit any customer, prospective customer, vendor, prospective vendor, supplier or other similar business relation or (to the Grantee's knowledge) prospective business relation of the Company or any Subsidiary with whom the Grantee had contact with during the last two years of the Grantee’s employment.
(c)
Nonsolicitation of Employees. During the Grantee's employment and until one year after the Grantee ceases being employed by or acting as a consultant or independent contractor to the Company or any Subsidiary, the Grantee will not, either directly or indirectly through another business or person, solicit, hire, recruit, employ, or attempt to solicit, hire, recruit or employ, or facilitate any such acts by others, any person then currently employed by the Company or any Subsidiary.
(d)
No Application in Certain States or Jurisdictions. Sections 7(a), 7(b) and 7(c) do not apply to employment in California, Oklahoma or Minnesota or in any other state or jurisdiction where such provisions are prohibited by law.

(e)
Confidentiality. The Grantee acknowledges that it is the policy of the Company and its subsidiaries to maintain as secret and confidential all valuable and unique information and techniques acquired, developed or used by the Company and its Subsidiaries relating to their businesses, operations, employees and customers ("Confidential Information"). The Grantee recognizes that the Confidential Information is the sole and exclusive property of the Company and its subsidiaries, and that disclosure of Confidential Information would cause damage to the Company and its Subsidiaries. The Grantee shall not at any time disclose or authorize anyone else to disclose any Confidential Information or proprietary information that (A) is disclosed to or known by the Grantee as a result or as a consequence of or through the Grantee's performance of services for the Company or any Subsidiary, (B) is not publicly or generally known outside the Company and (C) relates in any manner to the Company's business. This obligation will continue even though the Grantee's employment with the Company or a Subsidiary may have terminated. This paragraph 7(e) shall apply in addition to, and not in derogation of any other confidentiality agreements that may exist, now or in the future, between the Grantee and the Company or any Subsidiary.
(f)
Remedy. The Grantee acknowledges that irreparable harm would result from any breach of this Section and that monetary damages alone would not provide adequate relief or remedy. Accordingly, the Grantee specifically agrees that, if the Grantee breaches any of the Grantee's obligations under this Section 7, the Company and any Subsidiary shall be entitled to injunctive relief. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary shall be precluded from pursuing any remedies they may have at law or in equity for any breach of Grantee’s restrictive covenants in this Section 7.
Section 8.
Status of the Grantee

The Grantee shall not be deemed a shareholder of the Company with respect to any of the Shares subject to this Award Agreement until such time as the underlying Shares shall have been issued to him or her. The Company shall not be required to issue or transfer any Shares pursuant to this Award Agreement until all applicable requirements of law have been complied with and such Shares shall have been duly listed on any securities exchange on which the Shares may then be listed. Grantee (i) is not entitled to receive any dividends or dividend equivalents, whether such dividends would be paid in cash or in kind, or receive any other distributions made with respect to the RSUs or any undelivered Eligible Shares or Earned Shares , and (ii) does not have nor may he or she exercise any voting rights with respect to any of the RSUs or any undelivered Eligible Shares or Earned Shares, in both cases (i) and (ii) above, unless and until the actual Shares underlying any Earned Shares have been delivered pursuant to this Award Agreement.

Section 9.
No Effect on Capital Structure

This Award Agreement shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

Section 10.
Adjustments

Notwithstanding any provision herein to the contrary, in the event of any change in the number of outstanding Shares effected without receipt of consideration therefor by the Company, by reason of a merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, share combination or other change in the corporate structure of the Company affecting the Shares, the aggregate number and class of Shares subject to this Award Agreement shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change; provided, however, that any fractional share resulting from such adjustment shall be eliminated. In the event of a dispute concerning such adjustment, the decision of the Board shall be conclusive.

Section 11.
Amendments

This Award Agreement may be amended only by a writing executed by the Company and the Grantee which specifically states that it is amending this Award Agreement; provided that this Award Agreement is subject to the power of the Board to amend the Plan as provided therein. Except as otherwise provided in the Plan, no such amendment shall materially adversely affect the Grantee's rights under this Award Agreement without the Grantee's consent.

Section 12.
Board Authority

Any questions concerning the interpretation of this Award Agreement, any adjustments required to be made under Sections 10 or 11 of this Award Agreement, and any controversy which arises under this Award Agreement shall be settled by the Board in its sole discretion.

Section 13.
Withholding

At the time any of the Earned Shares are delivered to you pursuant to this Award Agreement, the Company will be obligated to pay withholding and social taxes on your behalf. Accordingly, the Company shall have the power to withhold, or require you to remit to the Company, an amount sufficient to satisfy any such federal, state, local or foreign withholding tax or social tax requirements. At the Company's discretion, withholding may be taken from other compensation payable to you or may be satisfied by reducing the number of Shares deliverable to you. If the Company elects to reduce the number of Shares deliverable to you and less than the full value of a Share is needed to satisfy any applicable withholding taxes, the Company will distribute to you the value of the remaining fractional share in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share.

Section 14.
Notice

Whenever any notice is required or permitted hereunder, such notice must be given in writing Any notice required or permitted to be delivered hereunder shall be effective upon receipt thereof by the addressee The Company or the Grantee may change, at any time and from time to time, by written notice to the other, the address specified for receiving notices. Until changed in accordance herewith, the Company's address for receiving notices shall be Garmin Ltd., Attention: General Counsel, Mühlentalstrasse 2, 8200 Schaffhausen, Switzerland. Unless changed, the Grantee's address for receiving notices shall be the last known address of the Grantee on the Company's records. It shall be the Grantee's sole responsibility to notify the Company as to any change in his or her address. Such notification shall be made in accordance with this Section 14.

Section 15.
Severability

If any part of this Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any part of this Award Agreement not declared to be unlawful or invalid. Any part so declared unlawful or invalid shall, if possible, be construed in a manner which gives effect to the terms of such part to the fullest extent possible while remaining lawful and valid. Additionally, if any of the covenants in Section 7 are determined by a court to be unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall modify the duration or scope of such provision as the case may be, so as to cause such covenant, as so modified, to be enforceable.

Section 16.
Binding Effect

This Award Agreement shall bind, and, except as specifically provided herein, shall inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

Section 17.
Governing Law and Jurisdiction

This Award Agreement and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Kansas without giving effect to the principles of the Conflict of Laws to the contrary. Except as otherwise provided by mandatory forum requirements of the applicable law, the courts of the State of Kansas shall have exclusive jurisdiction with regard to any disputes under the Plan. The Company shall retain, however, in addition the right to bring any claim in any other appropriate forum.

Section 18. Shareholder Approval and Company Clawback or Recoupment Policies

You acknowledge that any award under the Notice of Grant may be subject to certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) that could require the Company to recover certain amounts of incentive compensation paid to certain executive officers if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirements under any applicable securities laws. By accepting this grant, whether or not any compensation is ultimately paid hereunder, you agree and consent to any forfeiture or required recovery or reimbursement obligations of the Company with respect to any compensation paid to you that is forfeitable or recoverable by the Company pursuant to Dodd-Frank and in accordance with any Company policies and procedures adopted by the Compensation Committee in order to comply with Dodd Frank, as the same may be amended from time to time.

EXHIBIT B

[PERFORMANCE GOALS AND WEIGHTING PERCENTAGE]

APPENDIX TO RESTRICTED STOCK AWARD AGREEMENT

This Appendix includes additional terms and conditions that govern the Restricted Stock Unit awards if the Grantee is a member of the Company’s Executive Management.

You acknowledge that any award under this Notice of Grant is, to the extent required by applicable Swiss law and the articles of association of the Company subject to approval by the general meeting of shareholders of the Company and subject to recovery, forfeiture or clawback by the Company if and to the extent (i) the award is granted prior to approval by the general meeting of shareholders and (ii) the first general meeting of shareholders to whom the Company's board of directors submits for approval the proposed amount of compensation for the period for which the awards have been granted does not approve the proposal.